Exhibit 99.1

Capital Lease Funding Announces Third Quarter 2005 Results

    NEW YORK--(BUSINESS WIRE)--Nov. 10, 2005--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the third quarter ended September 30, 2005.

    Highlights for the Third Quarter 2005:

    -- Funds from operations and earnings per share of $0.12 and ($0.01) per share, respectively, including approximately
        $(0.08) per share of non-recurring Winn-Dixie related losses

    --  Record $294 million of assets added to net lease portfolio

    -- Total net lease investment portfolio increases to over $1 billion

    -- Owned net lease properties increase to 63% of net lease portfolio

    --  NAREIT designation changed to Diversified REIT

    -- Substantial elimination of the Company's exposure to Winn-Dixie credit

    For the third quarter ended September 30, 2005, the Company reported record total revenues of $21.2 million, and funds from operations ("FFO") of $3.3 million, or $0.12 per basic and diluted share, exceeding revised third quarter FFO guidance by $0.01 per share. As noted above, third quarter reported FFO results included a charge of $2.1 million, or approximately $0.08 per share, of Winn-Dixie related losses and compared to FFO of $3.5 million, or $0.12 per share, in the second quarter of 2005. Net loss to common shareholders for the third quarter 2005 was ($0.3) million, or ($0.01) per basic and diluted share, compared to net income of $1.6 million, or $0.06 per basic and diluted share, in the second quarter of 2005. A reconciliation of net income to FFO is attached to this press release.
    Paul McDowell, Chief Executive Officer, stated, "In the third quarter, we grew our recurring FFO significantly and continued to make progress in growing our owned properties as a percentage of our net lease portfolio from 51% to 63%. The record number of property acquisitions we made during the third quarter demonstrates that despite significant competition and pressure on yields, there continue to be high-quality opportunities at prices that meet our leveraged return targets. Going forward, we expect to be able to add new investments to our portfolio that will be accretive to existing shareholders."
    Mr. McDowell continued, "The cash flows from our owned properties are strong with an entirely investment grade portfolio possessing an approximate average remaining lease term of 13 years. On the loan asset side, approximately 76% of our portfolio is backed by investment grade tenants and approximately 70% of our loan cash flows are locked in for 16 to 25 years. Both our loan and property portfolios are either financed on a long-term basis or are hedged to mitigate the effects of increasing interest rates."
    As previously announced on October 4, 2005, the Company took certain actions during the third quarter of 2005 to significantly reduce its exposure to Winn-Dixie. As a result of these actions, the Company recorded losses of $2.1 million, or approximately $0.08 per share. The Company believes its only remaining credit risk to Winn-Dixie (through securities owned in the BSCMS securitization transaction) is a single defaulted loan on a store in Rainsville, Alabama, for which the Company believes it is adequately reserved.

    Investment Highlights:

    During the three months ended September 30, 2005, the Company completed four real estate acquisitions totaling $274.3 million. The deals cover eight properties with approximately one million net rentable square feet. The tenants, who include Abbott Laboratories, the U.S. Government and Tiffany & Co., are all of investment grade credit quality and have signed long-term leases.

    Assets and Capital Structure:

    On September 30, 2005, the Company had total assets of $1.1 billion, including $673 million in net real estate investments, $261 million in mortgage and real estate loans and $119 million in securities available for sale. The Company had long-term fixed rate debt outstanding of $749 million, and $84 million outstanding under its variable rate repurchase agreement with Wachovia Bank. As of September 30, 2005, approximately 69% of our net lease portfolio was financed with long-term fixed rate debt.
    On August 26, 2005, the Company entered into two new short-term borrowing facilities with aggregate borrowing capacity of $100.0 million with Wachovia Bank, N.A. or its affiliate. The facilities permit the Company to finance its real property acquisitions for up to 90 days while long-term financing is arranged.

    Dividend:

    In the third quarter 2005, the Company declared a dividend in the amount $0.18 per share, the same as the second quarter 2005. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    Subsequent Events:

    On October 19, 2005, the Company issued 1,400,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a price to the public of $25.00 per share. The shares are listed on the New York
Stock Exchange under the symbol "LSEPrA."

    2005 Guidance:

    Based upon the Company's current outlook, including the new origination of net lease assets for the remainder of the year, management expects FFO per share and EPS to be in the range of $0.57 to $0.59, and $0.16 to $0.18, respectively. Management expects FFO per share and EPS for the fourth quarter of 2005 to be in the range of $0.20 to $0.22 and $0.03 to $0.05, respectively. Guidance includes the estimated impact of the preferred stock offering in the fourth quarter.
    The only difference between FFO and EPS is depreciation on real property.
    The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's third quarter 2005 results after the market close today at 5:00 p.m. (Eastern Time). Hosting the call will be Paul
H. McDowell, Chief Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.
    Interested parties may listen to the conference call by dialing
(800) 811-0667 or (913) 981-4901 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for fourteen days following the call. A recording of the call also will be available approximately one hour after the call by dialing (888) 203-1112 or
(719) 457-0820 for international participants and entering passcode 1426275. The replay will be available from 8:00 p.m. (Eastern Time) on November 10, 2005 until midnight November 24, 2005.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs and/or our general and administrative costs;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- our ability to complete pending net lease real property acquisitions and/or other net lease investments in a timely manner or at all;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.
    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2004, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on financing and investing in commercial real estate that is net leased primarily to single tenants with investment grade or near investment grade credit ratings.



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three months ended September 30, 2005 and June 30, 2005 and year to date September 30, 2005
(Unaudited)


(in thousands, except per share data)        For the three    Year to
                                              months ended      Date
                                            Sep 30,  Jun 30,  Sep 30,
                                              2005     2005     2005
----------------------------------------------------------------------
Revenues:                                Unaudited Unaudited Unaudited
 Interest income from mortgage loans and
  securities                                $ 7,376  $ 6,641  $20,123
 Gain on sales of mortgage and other real
  estate loans and securities                   210      174      447
 Rental revenue                              11,979    7,124   23,438
 Property expense recoveries                  1,473    1,356    4,193
 Other revenue                                  147       93      279
----------------------------------------------------------------------

Total revenues                               21,185   15,388   48,480
----------------------------------------------------------------------
Expenses:
 Interest expense                             9,798    6,214   19,554
 Property expenses                            2,994    2,291    7,068
 Loss on securities                           2,122      250    2,372
 General and administrative expenses          2,538    2,414    7,504
 General and administrative expenses-stock
  based compensation                            647      467    1,569
 Depreciation and amortization expense on
  real property                               3,596    1,920    6,785
 Loan processing expenses                        33       63      181
----------------------------------------------------------------------
Total expenses                               21,728   13,619   45,033
----------------------------------------------------------------------
Income (loss) before minority interest         (543)   1,769    3,447

Minority interest in consolidated entities      270     (215)      55
----------------------------------------------------------------------
Net income                                  $  (273) $ 1,554  $ 3,502
----------------------------------------------------------------------
Earnings per share
 Net income per share, basic and diluted    $ (0.01) $  0.06  $  0.13
 Weighted average number of common shares
  outstanding, basic and diluted             27,868   27,868   27,755
Dividends declared per common share         $  0.18  $  0.18  $  0.54


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2005 (unaudited) and December 31, 2004
(in thousands)

                                                     As of     As of
                                                    Sep 30,   Dec 31,
                                                      2005     2004
----------------------------------------------------------------------
Assets                                             Unaudited

Cash and cash equivalents                         $   11,537 $ 30,721
Mortgage and other real estate loans held for
 investment                                          260,691  207,347
Real estate investments, net                         672,728  194,541
Real estate investments consolidated under FIN46           -   48,000
Securities available for sale                        118,755   87,756
Structuring fees receivable                            4,007    4,426
Prepaid expenses and other assets                     37,726    7,941
Amounts due from affiliates and members                  104       81
Accrued rental income                                  4,094      507
Derivative assets                                        629       42
Furniture, fixtures and equipment, net                   336      340
----------------------------------------------------------------------

Total Assets                                      $1,110,607 $581,702
----------------------------------------------------------------------

Liabilities and Stockholders' Equity:

Accounts payable and accrued expenses             $   11,109 $  3,479
Deposits and escrows                                   3,758   10,725
Amounts due to servicer                                    -    4,357
Repurchase agreement obligations                      84,455  133,831
Mortgages on real estate investments                 480,884  111,539
Mortgage on real estate investments consolidated
 under FIN46                                               -    4,815
Collateralized debt obligations                      268,148        -
Derivative liabilities                                   474    7,355
Deferred rental revenue                                  735        -
Intangible liabilities on real estate investments     15,216    7,028
Dividends payable                                      5,016    4,124
----------------------------------------------------------------------

Total Liabilities                                    869,795  287,253

Minority interest in real estate investments
 consolidated under FIN46                                  -   41,185
Commitments and contingencies
Stockholders' equity:
 Preferred stock, $.01 par value, 100,000,000
  shares authorized, no shares issued and
  outstanding                                              -        -
 Common stock, $0.01 par value, 500,000,000 shares
  authorized, 27,868,480 and 27,491,700 shares
  issued and outstanding, respectively                   279      275
 Additional paid in capital                          241,803  251,786
 Accumulated other comprehensive income (loss)        (1,270)   1,203
 Retained earnings                                         -        -
----------------------------------------------------------------------
Total Stockholders' Equity                           240,812  253,264
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity        $1,110,607 $581,702
----------------------------------------------------------------------


Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three months ended September 30, 2005 and June 30, 2005 and year to date September 30, 2005

The following is a reconciliation of net income to FFO applicable to common stockholders (in thousands, except per share data):


(in thousands, except per share data)        For the three    Year to
                                              months ended      Date
                                            Sep 30,  Jun 30,  Sep 30,
                                              2005     2005     2005
----------------------------------------------------------------------
                                         Unaudited Unaudited Unaudited
Net income                                  $  (273) $ 1,554  $ 3,502
Adjustments:
 Add: Depreciation and amortization expense
  on real property                            3,596    1,920    6,785
----------------------------------------------------------------------
Funds from operations                       $ 3,323  $ 3,474  $10,287
----------------------------------------------------------------------

Weighted average number of common shares
 outstanding, basic and diluted              27,868   27,868   27,755
Funds from operations per share             $  0.12  $  0.12  $  0.37

Gain on sales of mortgage and other real
 estate loans and securities                $   210  $   174  $   447
Depreciation on real estate investments
 consolidated under FIN46                   $   518  $   417  $   935


    CONTACT: Investor Relations/Media:
             ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com